Exhibit 99.1

Mediaocean to Acquire Innovid (NYSE:CTV)

Innovid will Merge with Flashtalking by Mediaocean to Create a Premier Independent, Omnichannel Ad Tech Platform

NEW YORK, Nov. 21, 2024 – Mediaocean, a foundational partner for omnichannel advertising, and Innovid (NYSE:CTV), an independent software platform for the creation, delivery, measurement, and optimization of advertising, today announced they have entered into a definitive agreement in which Mediaocean will acquire Innovid. As part of the deal, Innovid will merge with Flashtalking to create a premier global, independent, omnichannel ad tech platform.

Mediaocean will acquire Innovid at a price of $3.15 per share of common stock in a transaction with an enterprise value of approximately $500 million, and an equity value of ~$525 million. The acquisition is expected to close in early 2025.

Together, the combined organization will provide a broad array of complementary offerings, including ad delivery, creative personalization, measurement, and optimization across channels, including digital, social, CTV, and linear TV.

Brands today often rely on technology owned by media sellers, resulting in walled off access to inventory and data, less control over where their ads appear, and media spend being optimized for publisher yield. Combining two trusted and innovative platforms – Innovid and Flashtalking – will empower advertisers with increased control over data and decisions, more choice in where ad spend can go, and the right tools and workflows to make media investments more effective and efficient.

Zvika Netter, CEO & Founder of Innovid, will lead the combined ad tech organization as CEO reporting to Bill Wise, Co-Founder & CEO of Mediaocean. Grant Parker, who currently runs Flashtalking, will be President of the combined ad tech organization reporting to Netter. Netter will also join the board of Mediaocean.

“Today’s advertising landscape needs independent technology companies who can provide a neutral alternative to Google and interoperate effectively across Big Tech platforms,” said Bill Wise, Co-Founder & CEO of Mediaocean. “Our Prisma business provides robust ad infrastructure to the world’s largest brands and agencies. Now Flashtalking plus Innovid will establish a premier independent ad tech business with a keen focus on creative and CTV.”

“From the start, when we founded Innovid 17 years ago, we have been driven by the belief that advertising can be made better for all – and this merger represents a key milestone on that journey, and the people, teams, and passion behind it,” said Zvika Netter, CEO & Founder, Innovid. “We believe Innovid, Mediaocean, and Flashtalking represent decades of innovation and integrations of some of the world’s best technologies. Together, we will be a partner that brands, agencies, and publishers can rely on to innovate, drive growth, and build their future.”

“Innovid and Flashtalking are two of the most trusted ad tech platforms providing business-critical value to advertisers around the world,” said Grant Parker, President, Flashtalking. “We believe our solutions engage consumers in the moment and deliver highly-relevant messages. Combined, we will provide omnichannel orchestration for brands and agencies – from creative personalization to media delivery to transparent and trusted measurement and optimization.”

For Mediaocean, Deutsche Bank Securities Inc. is serving as financial advisor and White & Case is serving as legal advisor with Bain & Company and 3C Ventures providing strategic consulting. For Innovid, Evercore is acting as financial advisor and Latham & Watkins as legal advisor.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements. These forward-looking statements include, without limitation, statements relating to the proposed merger of Innovid with Mediaocean (the “Transaction”). These statements are based on the beliefs and assumptions of the management of Innovid. Although Innovid believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot assure you that it will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this communication, words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (i) the completion of the Transaction on anticipated terms and timing, including obtaining required stockholder and regulatory approvals, and the satisfaction of other conditions to the completion of the Transaction; (ii) potential litigation relating to the Transaction that could be instituted against Mediaocean, Innovid or their respective directors, managers or officers, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the Transaction will harm Innovid’s business, including current plans and operations; (iv) the ability of Innovid to retain and hire key personnel; (v) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vi) continued availability of capital and financing and rating agency actions; (vii) legislative, regulatory and economic developments affecting Innovid’s business; (vii) general economic and market developments and conditions; (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect Innovid’s financial performance; (x) certain restrictions during the pendency of the Transaction that may impact Innovid’s ability to pursue certain business opportunities or strategic transactions; (xi) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, pandemics, outbreaks of war or hostilities, as well as Innovid’s response to any of the aforementioned factors; (xii) significant transaction costs associated with the Transaction; (xiii) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xiv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring Innovid to pay a termination fee or other expenses; (xv) competitive responses to the Transaction; (xvi) other risks and uncertainties indicated in this communication, including those set forth under the section titled “Risk Factors” and those incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the Securities and Exchange Commission (“SEC”) on February 29, 2024; and (xvii) the risks and uncertainties that will be described in the Proxy Statement (as defined herein) available from the sources indicated below. These risks, as well as other risks associated with the Transaction, will be more fully discussed in the Proxy Statement. While the list of factors presented here is, and the list of factors to be presented in the Proxy Statement will be, considered representative, no such list should be considered a complete statement of all potential risks and uncertainties.

These forward-looking statements are based on information available as of the date of this communication and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

Important Additional Information and Where to Find It

In connection with the Transaction, Innovid will file with the SEC a Proxy Statement on Schedule 14A (the “Proxy Statement”), the definitive version of which will be sent or provided to Innovid stockholders. Innovid may also file other documents with the SEC regarding the Transaction. This communication is not a substitute for the Proxy Statement or any other document which Innovid may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement and other documents (when they become available) that are filed or will be filed with the SEC by Innovid through the website maintained by the SEC at www.sec.gov, Innovid’s website at https://investors.innovid.com/ or by contacting Innovid’s Investor Relations Team at ir@innovid.com.

Participants in Solicitation

Mediaocean and Innovid and their respective directors and officers may be deemed to be participants in the solicitation of proxies from Innovid’s stockholders in connection with the proposed transaction. Information about Innovid’s directors and executive officers and their ownership of Innovid’s securities is set forth in Innovid’s filings with the SEC. To the extent that holdings of Innovid’s securities have changed since the amounts printed in Innovid’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/ prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

About Mediaocean

Mediaocean is powering the future of the advertising ecosystem with technology that empowers brands and agencies to deliver impactful omnichannel marketing experiences. With hundreds of billions in annualized ad spend running through its software products, Mediaocean deploys AI and automation to optimize investments and outcomes, with its advertising infrastructure and ad tech tools used by more than 100,000 people across the globe. Mediaocean owns and operates Prisma, the industry’s trusted system of record for media management and finance, Flashtalking, an innovative ad server and creative personalization platform, as well as Protected by Mediaocean, an MRC-accredited ad verification solution. Visit www.mediaocean.com for more information.

About Innovid

Innovid (NYSE:CTV) is an independent software platform for the creation, delivery, measurement, and optimization of advertising across connected TV (CTV), linear, and digital. Through a global infrastructure that enables cross-platform ad serving, data-driven creative, and measurement, Innovid offers its clients always-on intelligence to optimize advertising investment across channels, platforms, screens, and devices. Innovid is an independent platform steering innovation in converged TV innovation, through proprietary technology and partnerships designed to reimagine TV advertising. Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific. To learn more, visit https://www.innovid.com/ or follow us on LinkedIn or X.

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Media Contacts

Innovid	Mediaocean
Megan Coyle megan@innovid.com	Aaron Goldman press@mediaocean.com

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